Exhibit 10.2

COMPANY SUPPORT AGREEMENT

THIS COMPANY SUPPORT AGREEMENT (this “Agreement”), dated as of March 11, 2024, is made by and among XCF Global Capital, Inc., a Nevada corporation (the “Company”), Focus Impact BH3 Acquisition Company, a Delaware corporation (the “SPAC”), Focus Impact BH3 Newco, Inc., a Delaware corporation and wholly owned subsidiary of the SPAC (“NewCo”), and the individual and/or entity whose names appear in the signature block to this Agreement (each, a “Core Company Securityholder” and, collectively, the “Core Company Securityholders”).

W I T N E S S E T H:

WHEREAS, concurrently with the execution of this Agreement, the Company, the SPAC, NewCo and one or more acquisition entities are entering into a Business Combination Agreement (as may be amended, supplemented or otherwise modified from time to time, the “BCA”) providing for, among other things, the combination of the Company and the SPAC (as further described in the BCA, the “Business Combination”), pursuant to which, among other things, (i) the SPAC will merge with and into Focus Impact BH3 Merger Sub 1, LLC, a Delaware limited liability company (“Merger Sub 1” and such transaction, the “NewCo Merger”), with Merger Sub 1 being the surviving entity of the NewCo Merger, (ii) Focus Impact BH3 Merger Sub 2, Inc., a Delaware corporation (“Merger Sub 2”) will merge with and into the Company (the “Company Merger”), with the Company being the surviving corporation of the Company Merger, (iii) as a result of the Company Merger, among other things, each share of common stock of the Company outstanding immediately prior to the Company Merger will no longer be outstanding and will automatically be converted into the right of the holder thereof to receive shares of Class A common stock of NewCo (the “NewCo Common Stock”), and (iv) the shares of NewCo Common Stock will be listed on the Applicable Exchange;

WHEREAS, as a condition and inducement to the SPAC and NewCo entering into the BCA, the SPAC and NewCo have required that the securityholders of the Company (including the Core Company Securityholders) enter into an agreement in the form of this Agreement (each such agreement, a “Company Support Agreement”); and

WHEREAS, the board of directors of each of the Company, the SPAC and NewCo has authorized the entering into of the BCA and approved the execution and delivery of this Agreement and each other Company Support Agreement in connection therewith, understanding that the execution and delivery of this Agreement and each other Company Support Agreement is a material inducement and condition to the Company’s, the SPAC’s and NewCo’s willingness to enter into the BCA.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE 1
 GENERAL

Section 1.01.      Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the BCA. The following capitalized terms, as used in this Agreement, shall have the following meanings:

“Beneficial Ownership” has the meaning ascribed to such term in Rule 13d-3 under the Exchange Act. The terms “Beneficially Own,” “Beneficially Owned” and “Beneficial Owner” shall each have a correlative meaning.

“Company Merger Effective Time” has the meaning set forth in the BCA.

“Core Company Securityholder Related Parties” means the Core Company Securityholders and their respective Affiliates.

“Covered Shares” means, with respect to a Core Company Securityholder, the specified Core Company Securityholder’s Existing Shares, together with (a) any shares of the Company or Equity Securities convertible into or exercisable or exchangeable for shares of the Company (including, for the avoidance of doubt, any options, restricted stock units, convertible notes and warrants of the Company) and (b) prior to the consummation of the New Rise Acquisitions, the equity interests in New Rise, as well as any securities convertible into or exercisable or exchangeable for equity interests in New Rise ), in each case, that such specified Core Company Securityholder has or acquires Beneficial Ownership of on or after the date hereof and over which such specified Core Company Securityholder has voting power (including, for the avoidance of doubt, any shares of the Company or Equity Securities convertible into or exercisable or exchangeable for shares of the Company issued in connection with the closing of the New Rise Acquisitions). In addition, from and after the Company Merger Effective Time until the Expiration Time, the “Covered Shares” shall be deemed to also include the shares of NewCo Common Stock received by a Core Company Securityholder in the Business Combination or upon the exercise of any Covered Shares following the Effective Time (until the Expiration Time).

“Encumbrance” means any security interest, pledge, mortgage, lien (statutory or other), charge, option to purchase, lease or other right to acquire any interest or any claim, restriction, covenant, title defect, hypothecation, assignment, deposit arrangement or other encumbrance of any kind or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement). The term “Encumber” shall have a correlative meaning.

“Existing Shares” means, with respect to a Core Company Securityholder, (a) the shares of the Company’s common stock, $0.001 par value per share, as well as any Equity Securities convertible into or exercisable or exchangeable for shares of common stock of the Company and (b) prior to the consummation of the New Rise Acquisitions, the equity interests in New Rise, as well as any securities convertible into or exercisable or exchangeable for equity interests in New Rise. The Core Company Securityholders’ Existing Shares are set forth on Schedule 1 of this Agreement.

“Expiration Time” means the earlier to occur of (a) the date of the consummation of the transactions contemplated by the BCA and (b) such date and time as the BCA shall be terminated in accordance with Section 8.1 thereof.

“New Rise” means, collectively, New Rise Renewables, LLC, a Delaware limited liability company, and New Rise SAF Renewables Limited Liability Company, a Wyoming limited liability company.

“Permitted Transfer” means a Transfer of Covered Shares (a) in the case of an entity, to any affiliate of such entity or a distribution to the members or partners of such entity; (b) in the case of an individual, by gift to a member of such individual’s immediate family or to a trust, the beneficiary of which is a member of such individual’s immediate family, an affiliate of such individual or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of such individual; or (d) in the case of an individual, pursuant to a qualified domestic relations order; provided, however, that all such permitted transferees must enter into a written agreement with the Company, the SPAC and NewCo agreeing to be bound by the terms of this Agreement as if a party hereto, and if such written agreement is not executed and delivered to the Company, the SPAC and NewCo, such Transfer shall not be a Permitted Transfer hereunder and shall be null and void.

“Transfer” means, directly or indirectly, to sell, transfer, gift, assign, pledge, Encumber, hypothecate, hedge or similarly dispose of (including by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the voting of or sale, transfer, gift, assignment, pledge, Encumbrance, hypothecation, hedge or similar disposition of (including by merger, by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise).

ARTICLE 2
 VOTING

Section 2.01.        Agreement to Vote.

(a)          Each Core Company Securityholder hereby irrevocably and unconditionally agrees that during the period between the execution of this Agreement and the earlier of (i) the termination of the BCA in accordance with its terms and (ii) the Closing, at a meeting of the Company’s shareholders (the “Special Meeting”), and at any other meeting of the shareholders of the Company, however called, including any adjournment or postponement thereof, and in connection with any written consent of shareholders of the Company, such Core Company Securityholder shall, in each case to the fullest extent that the Covered Shares of such Core Company Securityholder are entitled to vote thereon or consent thereto:

(i)          appear at each such meeting or otherwise cause such Covered Shares to be counted as present thereat for purposes of calculating a quorum, or respond to the request by the Company for written consent, as applicable; and

(ii)          vote (or cause to be voted), in person or by proxy, or by written consent, as applicable, all of such Covered Shares (A) in favor of (1) the adoption and approval of the BCA and approval of any other matters necessary or reasonably requested by NewCo, the Company and the SPAC in connection therewith, and (2) any proposal to adjourn or postpone any meeting of the shareholders of the Company at which any of the foregoing matters are submitted for consideration and vote of the shareholders of the Company to a later date if there are not a quorum or sufficient votes for approval of such matters on the date on which the meeting is held to vote upon any of the foregoing matters; (B) if a shareholder vote is required with respect thereto, against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the BCA, or of the Core Company Securityholders contained in this Agreement; and (C) if a shareholder vote is required with respect thereto, against (1) any proposals that compete with the Business Combination or involve any other transaction, business combination with a Person other than the SPAC, NewCo or their respective Affiliates that is required or permitted to be submitted to a vote of the shareholders of the Company, (2) any other action, agreement or transaction involving the Company, New Rise or any of their respective Affiliates that is intended, or would reasonably be expected to, impede, interfere with, delay, postpone, adversely affect or prevent the consummation of the Business Combination or this Agreement or the performance by the Company of its obligations under the BCA or by any Core Company Securityholder of its obligations under this Agreement and (3) any proposal, action or agreement that would change in any manner the dividend policy or capitalization of, including the voting rights of, any class of capital stock or other securities of the Company (other than, in the case of this clause (3), pursuant to the BCA or the Ancillary Documents and the transactions contemplated thereby); and

(iii)         to the extent necessary, consent to, and take any actions required with respect to, the conversion of its Covered Shares into the Per Share Company Merger Consideration in accordance with the BCA and the settlement of any other equity or equity-linked securities in a manner in accordance with the BCA, including the delivery of customary letters of transmittal or otherwise.

(b)        Each Core Company Securityholder hereby (i) waives, and agrees not to exercise or assert, any dissent, appraisal or similar rights in connection with the Business Combination and (ii) agrees (A) not to commence or participate in, and (B) to take all actions necessary to opt out of, any class action with respect to, any claim, derivative or otherwise, against the Company or any of its Affiliates relating to the negotiation, execution or delivery of this Agreement, the BCA or the consummation of the Business Combination, including any claim (1) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (2) alleging a breach of any fiduciary duty of the Board of Directors of the Company in connection with this Agreement, the BCA or the Business Combination.

(c)       The obligations of the Core Company Securityholders specified in this Section 2.01 shall apply whether or not (i) the Business Combination, the BCA or any action described above is recommended by the Board of Directors of the Company (or any committee thereof) or (ii) the Board of Directors of the Company has previously recommended the Business Combination, the BCA or any action described above and subsequently withdrawn or otherwise changed such recommendation.

Section 2.02.       No Inconsistent Agreements. Each Core Company Securityholder hereby covenants and agrees that, except for this Agreement, such Core Company Securityholder (a) has not entered into, and shall not enter into at any time prior to the Company Merger Effective Time, any voting agreement or voting trust with respect to the Covered Shares of such Core Company Securityholder, (b) has not granted, and shall not grant at any time prior to the Company Merger Effective Time, a proxy (except pursuant to Section 2.03 or pursuant to any proxy in form and substance reasonably satisfactory to the SPAC, NewCo and the Company delivered to the Company, directing that the Covered Shares of such Core Company Securityholder be voted in accordance with Section 2.01), consent or power of attorney (other than in the letter of transmittal being used in the Business Combination, if any) with respect to the Covered Shares of such Core Company Securityholder and (c) has not taken and shall not knowingly take any action that would make any representation or warranty of such Core Company Securityholder contained herein untrue or incorrect or have the effect of preventing or disabling such Core Company Securityholder from performing any of its covenants or obligations under this Agreement. Each Core Company Securityholder hereby represents that all proxies, powers of attorney, instructions or other requests given by such Core Company Securityholder prior to the execution of this Agreement in respect of the voting of the Covered Shares of such Core Company Securityholder, if any, are not irrevocable and such Core Company Securityholder hereby revokes (and shall cause to be revoked) any and all previous proxies, powers of attorney, instructions or other requests with respect to such Core Company Securityholder’s Covered Shares.

Section 2.03.        Proxy. Each Core Company Securityholder hereby irrevocably appoints as its proxy and attorney-in-fact, the Company and any Person designated in writing by the Company, each of them individually, with full power of substitution and resubstitution, until the termination of this Agreement, to vote the Covered Shares Beneficially Owned by such Core Company Securityholder in accordance with Section 2.01 in connection with any vote of shareholders of the Company in respect of any of the matters described in Section 2.01; provided, however, that such Core Company Securityholder’s grant of the proxy contemplated by this Section 2.03 shall be effective if, and only if, such Core Company Securityholder fails to vote such Covered Shares (or grant a consent or approval, as applicable) in accordance with Section 2.01. This proxy, if it becomes effective, is coupled with an interest, is given as an additional inducement of the Company, the SPAC, and NewCo to enter into the BCA and shall be irrevocable prior to the Effective Time, at which time any such proxy shall terminate and be released. Neither the Company, the SPAC, NewCo nor any Person may exercise this proxy on any matter, or in circumstance, except as provided above.

ARTICLE 3
 REPRESENTATIONS AND WARRANTIES

Each Core Company Securityholder hereby represents and warrants to the SPAC, NewCo and the Company as to, and only as to, such Core Company Securityholder as follows:

Section 3.01.        Authorization; Validity of Agreement. If such Core Company Securityholder is not an individual, such Core Company Securityholder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Such Core Company Securityholder has the requisite capacity and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly authorized (to the extent authorization is required), executed and delivered by such Core Company Securityholder and, assuming this Agreement constitutes a valid and binding obligation of the SPAC, NewCo and the Company, constitutes a legal, valid and binding obligation of such Core Company Securityholder, enforceable against such Core Company Securityholder in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity). If such Core Company Securityholder is married and such Core Company Securityholder’s Covered Shares constitute community property under applicable Law, a spousal consent in substantially the form attached hereto as Exhibit A has been duly executed and delivered by, and constitutes the valid and binding agreement of, such Core Company Securityholder’s spouse (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity).

Section 3.02.       Ownership. Except as otherwise set forth on Schedule 1, unless Transferred pursuant to a Permitted Transfer in accordance with this Agreement, (a) such Core Company Securityholder’s Existing Shares, if any, are, and all of the Covered Shares Beneficially Owned by such Core Company Securityholder from the date hereof through and at the Company Merger Effective Time will be, Beneficially Owned by such Core Company Securityholder, and (b) such Core Company Securityholder has good and valid title to such Core Company Securityholder’s Existing Shares, if any, free and clear of any Encumbrances other than pursuant to this Agreement, or under applicable federal or state securities laws. Such Core Company Securityholder has and will have at all times through the Company Merger Effective Time sole voting power (including the right to control such vote as contemplated herein), sole power of disposition, sole power to issue instructions with respect to the matters set forth in Article 2, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Core Company Securityholder’s Existing Shares, except with respect to any Existing Shares that are Transferred pursuant to a Permitted Transfer in accordance with this Agreement.  Such Core Company Securityholder does not have any entitlement to any shares or equity in the Company, other than the Existing Shares set forth on Schedule 1.

Section 3.03.       No Violation. The execution and delivery of this Agreement by such Core Company Securityholder does not, and the performance by such Core Company Securityholder of its obligations under this Agreement will not, (a) conflict with or violate any applicable Law or, if applicable, any certificate or articles of incorporation, as applicable, or bylaws, limited liability company operating agreement or other equivalent organizational documents of such Core Company Securityholder, or (b) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Encumbrance upon any of the properties or assets of such Core Company Securityholder under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which such Core Company Securityholder is a party or by which such Core Company Securityholder or any of its, his or her properties or assets may be bound, except in each case as would not prevent or delay consummation of the Business Combination and the other transactions contemplated by the BCA or impair the ability of such Core Company Securityholder to perform its, his or her obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

Section 3.04.        Consents and Approvals. The execution and delivery of this Agreement by such Core Company Securityholder does not, and the performance by such Core Company Securityholder of its, his or her obligations under this Agreement and the consummation by such Core Company Securityholder of the transactions contemplated hereby will not, require such Core Company Securityholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Authority.

Section 3.05.        Absence of Litigation. As of the date hereof, there is no litigation, action, suit or proceeding pending or, to the knowledge of such Core Company Securityholder, threatened against or affecting such Core Company Securityholder and/or any of its Affiliates before or by any Governmental Authority that would reasonably be expected to impair the ability of such Core Company Securityholder to perform its, his or her obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

Section 3.06.        Reliance by the Company, the SPAC and NewCo. Such Core Company Securityholder understands and acknowledges that the Company, the SPAC and NewCo are entering into the BCA in reliance upon the execution and delivery of this Agreement by such Core Company Securityholder and the representations and warranties of such Core Company Securityholder contained herein. Such Core Company Securityholder understands and acknowledges that the BCA governs the terms of the Business Combination and the other transactions contemplated thereby.

Section 3.07.       Adequate Information. Such Core Company Securityholder is a sophisticated holder with respect to the Covered Shares and has adequate information concerning the transactions contemplated by the BCA and concerning the business and financial condition of the SPAC, NewCo and the Company to make an informed decision regarding the matters referred to herein and has independently, based on such information as such Core Company Securityholder has deemed appropriate, made such Core Company Securityholder’s own analysis and decision to enter into this Agreement.

ARTICLE 4
 OTHER COVENANTS

Section 4.01.        Prohibition on Transfers; Other Actions.

(a)          Each Core Company Securityholder agrees that, from the date hereof until the Company Merger Effective Time (and without limitation of the provisions set forth in Section 4.01(b)), such Core Company Securityholder shall not (i) Transfer or permit the Transfer of such Core Company Securityholder’s Covered Shares, Beneficial Ownership thereof or any other interest therein unless such Transfer is a Permitted Transfer effected in accordance with the terms of this Agreement; (ii) enter into any agreement, arrangement or understanding with any Person, or take any other action, that violates or would reasonably be expected to violate or conflict, or result in or give rise to a violation of, such Core Company Securityholder’s representations, warranties, covenants and obligations under this Agreement; or (iii) take any action that would restrict or otherwise adversely affect such Core Company Securityholder’s legal power, authority and right to comply with and perform its covenants and obligations under this Agreement. Any Transfer in violation of this provision shall be void ab initio. Until the earlier of the termination of the BCA in accordance with its terms and the Effective Time (and without limitation of the provisions set forth in Section 4.01(b)), such Core Company Securityholder (A) shall not request that the Company register the transfer (book-entry or otherwise) of any of such Core Company Securityholder’s Covered Shares or any certificate in respect thereof and (B) hereby consents to the entry of stop transfer instructions by the Company with respect to any transfer of such Core Company Securityholder’s Covered Shares, unless, in each case, such transfer is a Permitted Transfer effected in accordance with the terms of this Agreement. Notwithstanding the foregoing, unless and until the Company or BHAC obtains not less than $50,000,000 in additional financing following the execution and delivery of the BCA, a Core Company Securityholder may Transfer such Core Company Securityholder’s Covered Shares comprising such Core Company Securityholder’s direct or indirect equity interests in New Rise (including any securities convertible into or exercisable or exchangeable for direct or indirect equity interests in New Rise, the "New Rise Equity Interests"), in one or more transactions, in an aggregate amount of up to the lesser of (x) 15% of such Core Company Securityholder’s New Rise Equity Interests and (y) $100,000,000, and any such transfer(s) shall be considered a Permitted Transfer for all purposes of this Agreement; provided, however, that prior to any such Transfer (1) the Core Company Securityholder reasonably consults with the SPAC and the Company with respect to such Transfer, (2) the transferee must enter into a written agreement with the Company, the SPAC and NewCo agreeing to be bound by the terms of this Agreement as if a party hereto in form and substance reasonably acceptable to the SPAC and the Company and (3) the agreement between the Core Company Securityholder and the transferee include provisions, in form and substance reasonably acceptable to the Company and the SPAC, through which the transferee agrees to sell such acquired New Rise Equity Interests to the Company at the closing of the New Rise Acquisitions, and if the foregoing is not satisfied, such transfer shall not be considered a Permitted Transfer hereunder and shall be null and void ab initio.

(b)          [Intentionally Omitted].

Section 4.02.       Dividends, Distributions, Etc. In the event of any change in the shares of the Company, the SPAC or NewCo, as the case may be, by reason of any reclassification, recapitalization, reorganization, share split (including a reverse share split) or subdivision or combination, exchange or readjustment of shares, or any dividend or distribution, merger or other similar change in capitalization, the terms “Existing Shares” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

Section 4.03.      Notice of Acquisitions. Each Core Company Securityholder agrees to notify the SPAC, NewCo and the Company as promptly as reasonably practicable of the number of any additional shares of the Company or other Equity Securities convertible into or exercisable or exchangeable for shares of the Company of which such Core Company Securityholder acquires Beneficial Ownership on or after the date hereof and prior to the Effective Time.

Section 4.04.       Waiver of New Rise Reversion Option; Termination Date.  Each Core Company Securityholder acknowledges and agrees that the date set forth in Section 9.01(c)(ii) and the “Change of Control Deadline” set forth in Section 9.03 of each of (a) that certain Membership Interest Purchase Agreement, dated as of December 8, 2023, by and between the Company and RESC Renewables Holdings, LLC, a Nevada limited liability company (“RESC Renewable Holdings”), and (b) that certain Membership Interest Purchase Agreement, dated as of December 8, 2023, by and among the Company, Randy Soule and GL Part I SPV, LLC, a Wyoming limited liability company (the foregoing clauses (a) and (b), collectively, the “New Rise Acquisition Agreements”), shall be extended to the Termination Date (as defined in the BCA, as may be extended by the parties to the BCA).  Each Core Company Securityholder waives any right arising under or in connection with Section 9.03 of each New Rise Acquisition Agreement as a result of a Change of Control Transaction (as defined in the applicable New Rise Acquisition Agreement) not being effectuated by April 30, 2024 or any other certain date.

Section 4.05.       Convertible Debt.  Each Core Company Securityholder acknowledges and agrees that that certain Secured Convertible Promissory Note, dated as of December 8, 2023, by and between the Company to RESC Renewables Holdings, LLC is null and void ab initio.  The form of the Note (as such term is defined in the New Rise Acquisition Agreement) to be delivered in accordance with the consummation of the relevant New Rise Acquisition Agreement will be amended promptly following the date hereof, which amendment will require that (i) such Note will convert  into NewCo Class A Shares (in lieu of Company Shares) at a conversion price of $10 per share upon the consummation of the Business Combination, (ii) the security interest with respect to such Note will be terminated and (iii) the maturity date thereunder will be subject to extension, and the Core Company Securityholders will provide their consent to such amendment. Immediately prior to the Closing of the Company Merger, the Core Company Securityholder will convert such Note into shares of the Company’s common stock, and such shares of the Company’s common stock will be converted into NewCo Class A Shares in the Company Merger in accordance with the BCA, and the Core Company Securityholder and the Company shall take all actions necessary or advisable to effect the foregoing, in each case in form and substance reasonably acceptable to the SPAC.

Section 4.06.       Certain New Rise MIPA Matters. The Core Company Securityholders agree to be bound by Section 5.1 of the Business Combination Agreement in respect of New Rise at all times prior to the consummation of the New Rise Acquisitions, and will not take the actions thereunder without the prior written consent of BHAC and the Company, in accordance with such Section 5.1.  The Core Company Securityholders will use reasonable best efforts to obtain all consents of third parties, under contracts entered into by New Rise or one of its subsidiaries, in connection with the consummation of the New Rise Acquisitions and the Business Combination and any such consent obtained in respect of the New Rise Acquisitions shall contemplate and permit the subsequent Business Combination in each case in form and substance reasonably agreed by BHAC and the Company.  Additionally, the Core Company Securityholders agree that notwithstanding anything to the contrary set forth in the New Rise MIPAs (including Section 5.12 thereof), the Company shall be entitled in its sole discretion as the sole member of New Rise, from and after the consummation of the New Rise Acquisitions, to appoint the manager of New Rise.

Section 4.07.      Registration Rights. Subject to the terms and conditions set forth in the Registration Rights Agreement, the Company shall use its commercially reasonable efforts to cause to be filed with the SEC a registration statement registering the resale of the Covered Shares (the initial registration statement and any other registration statement that may be filed pursuant to this Section 4.06, the “Registration Statement”) within 60 days after the Closing, and the Company shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof. The Company shall advise the Core Company Securityholders upon the Registration Statement being declared effective by the SEC. The Core Company Securityholders shall be entitled to customary registration rights with respect to the Covered Shares, including the right to request that the Covered Shares be included in the Registration Statement, in each case, subject to the terms and conditions set forth in the Registration Rights Agreement.

Section 4.08.       Further Assurances. Each Core Company Securityholder shall take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary to consummate the transactions contemplated by (a) the New Rise Acquisition Agreements, including the New Rise Acquisitions, and (b) the BCA and the Ancillary Documents, including the Business Combination, in each case, on the terms and subject to the conditions set forth therein as promptly as practicable following the date hereof.

ARTICLE 5
 MISCELLANEOUS

Section 5.01.       Termination. This Agreement shall remain in effect until the Expiration Time, at which time this Agreement shall terminate in its entirety and be of no further force or effect; provided, however, that any proxy granted hereunder shall be automatically and immediately terminated and released at the Company Merger Effective Time. Neither the provisions of this Section 5.01 nor the termination of this Agreement shall (a) relieve any party hereto from any liability of such party to any other party incurred prior to such termination or expiration, (b) relieve any party hereto from any liability to any other party arising out of or in connection with any breach of this Agreement prior to such termination or expiration or fraud (c) terminate the obligations under Section 2.01(b).

Section 5.02.       No Agreement as Director. Notwithstanding any provision in this Agreement to the contrary, nothing in this Agreement shall (a) limit, restrict or otherwise affect any Core Company Securityholder or any Affiliate or Representative of such Core Company Securityholder in his or her capacity as a director of the Company from acting (or not acting) in such capacity or voting in the capacity as a director in such person’s sole discretion on any matter, including in respect of the BCA, and no such actions or votes shall be deemed a breach of this Agreement, or (b) be construed to prohibit, limit or restrict any Core Company Securityholder or any Affiliates or Representatives of such Core Company Securityholder from exercising fiduciary duties as a director of the Company solely in their capacity as such, and not acting in their capacity as a securityholder. Without limiting the foregoing, it is the intention of the parties hereto that this Agreement shall apply to the Core Company Securityholders solely in the Core Company Securityholders’ capacity as shareholders of the Company.

Section 5.03.        No Ownership Interest. The Core Company Securityholders have agreed to enter into this Agreement and act in the manner specified in this Agreement for consideration. Except as expressly set forth in this Agreement, all rights and all ownership and economic benefits of and relating to each Core Company Securityholder’s Covered Shares shall remain vested in and belong to such Core Company Securityholder, and except as expressly set forth in this Agreement, nothing herein shall, or shall be construed to, grant the Company, the SPAC or NewCo any power, sole or shared, to direct or control the voting or disposition of any of such Covered Shares.

Section 5.04.        Notices. All notices, requests, claims, demands and other communications hereunder shall be given (and shall be deemed to have been duly received if given) by hand delivery in writing, by facsimile transmission with confirmation of receipt, by email transmission with confirmation of receipt or by recognized overnight or international courier service, as follows:

if to Company:

XCF Global Capital, Inc.
160 Spear Street
San Francisco, CA 94105
Attention: Mihir Dange
Email: [***]

with a copy to (which shall not constitute notice):

Stradley Ronon Stevens & Young, LLP
2600 One Commerce Square
Philadelphia, PA 19103
Attention: Thomas Hanley; Christopher Connell
Email: [***]

if to the SPAC or NewCo:

Focus Impact BH3 Acquisition Company
1345 Avenue of the Americas, 33rd Floor
New York, NY 10105
Attn: Carl Stanton
E-mail: [***]

with a copy to (which shall not constitute notice):

Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 02210022
Attn: Lauren M. Colasacco, P.C., Peter Seligson, P.C.
Email: [***]

and if to the Core Company Securityholders, to the address set forth on Schedule 1,

or to such other address as the Person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

Section 5.05.       Interpretation. When reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein,” “hereby” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “or” shall not be exclusive. Whenever used in this Agreement, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

Section 5.06.        Counterparts. This Agreement may be executed in counterparts (which may be delivered by facsimile or other electronic transmission), each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same agreement.

Section 5.07.     Entire Agreement. This Agreement and, to the extent referenced herein, the BCA, together with the several agreements and other documents and instruments referred to herein or therein or attached hereto or thereto, constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, among the parties hereto with respect to the subject matter hereof and thereof. Except for the representations and warranties expressly contained in Article 3, no Core Company Securityholder makes any express or implied representation or warranty with respect to such Core Company Securityholder or the Covered Shares, or otherwise.

Section 5.08.        Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

(a)          This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware.

(b)        The parties hereto each irrevocably and unconditionally submits to the exclusive jurisdiction of the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction, any state or federal court within State of New York, New York County), for the purposes of any Proceeding, claim, demand, action or cause of action (a) arising under this Agreement or (b) in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the transactions contemplated hereby, and irrevocably and unconditionally waives any objection to the laying of venue of any such Proceeding in any such court, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Proceeding has been brought in an inconvenient forum. Each party hereto hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Proceeding claim, demand, action or cause of action against such Party (i) arising under this Agreement or (ii) in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the transactions contemplated hereby or any of the transactions contemplated thereby, (A) any claim that such party hereto is not personally subject to the jurisdiction of the courts as described in this Section 5.08(b) for any reason, (B) that such party hereto or such party hereto’s property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (C) that (x) the Proceeding, claim, demand, action or cause of action in any such court is brought against such party hereto in an inconvenient forum, (y) the venue of such Proceeding, claim, demand, action or cause of action against such party hereto is improper or (z) this Agreement, or the subject matter hereof, may not be enforced against such party hereto in or by such courts. Each party hereto agrees that service of any process, summons, notice or document by registered mail to such party’s respective address set forth in Section 5.04 shall be effective service of process for any such Proceeding, claim, demand, action or cause of action

(c)         THE PARTIES HERETO EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY PROCEEDING, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES HERETO EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH PROCEEDING, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES HERETO MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.08(B).

Section 5.09.       Amendment; Waiver. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective, but such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

Section 5.10.       Remedies. The parties hereto agree that irreparable damage would occur and that the parties hereto would not have any adequate remedy at law in the event that any provision of this Agreement were not performed in accordance with their specific terms hereof or were otherwise breached and that it is accordingly agreed that, prior to termination of this Agreement, the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to specific performance of the terms hereof, in addition to any other remedy at law or equity.

Section 5.11.        Severability. If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of law or public policy in any jurisdiction, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect and shall not be affected thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced in any jurisdiction, this Agreement will be reformed, construed and enforced in such jurisdiction so as to effect the original intent of the parties hereto as closely as possible to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

Section 5.12.      Successors and Assigns; Third Party Beneficiaries. Other than by any Core Company Securityholder to a transferee pursuant to a Permitted Transfer, no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective heirs, executors, personal legal representatives, successors and permitted assigns. For the avoidance of doubt and without limiting the SPAC’s or NewCo’s rights hereunder, the SPAC and NewCo shall be a beneficiary of, and entitled to enforce, the rights of the Company hereunder.

Section 5.13.        Expenses. Except as otherwise expressly set forth in the BCA, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

Section 5.14.        Non-Recourse. Notwithstanding anything to the contrary herein or in any other documents delivered pursuant hereto, (a) this Agreement may be enforced only against, and any claim based upon, arising out of or related to a breach of this Agreement by the Core Company Securityholders may be made only against, the Core Company Securityholders (or in each case their respective Permitted Transferees), and (b) none of the Core Company Securityholder Related Parties shall have any liability for any liabilities of the parties hereto for any such claims (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any oral representations made or alleged to be made in connection herewith (other than any such Permitted Transferee).

Section 5.15.       Acknowledgment of Counsel. Each party to this Agreement other than the Company hereby (a) acknowledges that (i) Stradley Ronon Stevens & Young, LLP represents and serves as counsel for only the Company (and no other party to this Agreement) with respect to this Agreement, the BCA and the transactions contemplated hereby or thereby and (ii) such party has either sought the advice of their own counsel or has had the opportunity to seek their own counsel and has chosen not to do so, and (b) gives their informed consent to Stradley Ronon Stevens & Young, LLP’s representation of the Company in connection with this Agreement, the BCA and the transactions contemplated hereby or thereby.

Section 5.16.        Trust Account Waiver. Section 9.18 of the BCA is incorporated herein by reference mutatis mutandis.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed (where applicable, by their respective officers or other authorized Person thereunto duly authorized) as of the date first written above.

XCF GLOBAL CAPITAL, INC.

By:	/s/ Mihir Dange
Name: Mihir Dange
Title: Chief Executive Officer

FOCUS IMPACT BH3 ACQUISITION COMPANY

By:	/s/ Carl Stanton
Name: Carl Stanton
Title: Chief Executive Officer

FOCUS IMPACT BH3 NEWCO, INC.

By:	/s/ Carl Stanton
Name: Carl Stanton
Title: Chief Executive Officer

[Signature Page to Company Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed (where applicable, by their respective officers or other authorized Person thereunto duly authorized) as of the date first written above.

CORE COMPANY SECURITYHOLDERS:

By:	/s/ Randy Soule
Name: Randy Soule

[Signature Page to Company Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed (where applicable, by their respective officers or other authorized Person thereunto duly authorized) as of the date first written above.

CORE COMPANY SECURITYHOLDERS:

RESC RENEWABLES HOLDINGS, LLC

By:	/s/ Randy Soule
Name: Randy Soule
Title: Authorized Signatory

Schedule 1

Exhibit A

Consent of Spouse

I, _____________________, spouse of [Name of Core Company Securityholder], have read and approved that certain Company Support Agreement (the “Agreement”), dated as of March 11, 2024, by and among XCF Global Capital, Inc., Focus Impact BH3 Acquisition Company, and the Core Company Securityholder. In consideration of the right of my spouse to participate in the transactions described in the Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreement insofar as I may have any rights under the community property laws of _______________ or similar laws relating to marital property in effect in the state, province and/or country of our residence as of the date of the signing of the foregoing Agreement.

Dated: March 11, 2024	By:
Name: